NEWS RELEASE Exhibit 99.1

FOR IMMEDIATE RELEASE


 SureWest Communications Reports First Quarter 2003 Financial Results

    ROSEVILLE, Calif.--(BUSINESS WIRE)--May 1, 2003--Integrated communications provider SureWest Communications (Nasdaq:SURW) reported net revenues of $47.4 million and net income of $0.7 million, or $0.05 per share, for the first quarter ended March 31, 2003.
    This compares to net revenues of $43.5 million and net income of $5.6 million, or $0.37 per share in the first quarter of 2002, which included a one-time pre-tax gain of $4.4 million from the sale of the company's alarm monitoring assets.
    "Our results in the first quarter of 2003 reflect our continuing commitment to creating value for our shareholders through a well-managed growth plan," said Brian Strom, president and chief executive officer. "With nearly 17,000 DSL subscribers and over 15,000 'triple-play' Revenue Generating Units (RGUs), SureWest continues to translate best-in-class service and technology into long-term business success."
    The increase in revenues over the first quarter of 2002 primarily reflects growth of more than $4.5 million in Broadband segment revenues and nearly $1.2 million in Wireless segment revenues. Telecom segment first quarter 2003 revenues were reduced by $0.3 million from the net effect of changes in accounting estimates relating to National Exchange Carrier Association (NECA) carrier common line accounts receivable and estimated shareable earnings obligations. In addition, the company recorded a provision for shareable earnings obligations of $1.0 million during the first quarter of 2003.
    Consolidated income from operations totaled $1.9 million in the first quarter of 2003, compared to $5.1 million in the first quarter of 2002. The difference primarily reflects higher year-over-year headcount and expenses associated with the addition of triple play services, and higher depreciation expense.

    -- Consolidated operating EBITDA, defined as income from operations plus depreciation and amortization, was $14.3 million in the first quarter of 2003 compared to $15.6 million a year ago. Lower year-over-year operating EBITDA margins reflect the start-up effects of Broadband's triple-play bundled service, which began in July 2002. However, operating EBITDA margins showed improvement over the preceding quarter ended December 31, 2002

    -- Local service revenues declined 9.2 percent in the first quarter of 2003 compared to the same period a year ago, primarily reflecting a reduction to revenues associated with higher intrastate estimated shareable earnings obligations, which was partially offset by local service revenue growth.

    -- Wireless revenues increased by 22.1 percent in the first quarter of 2003 to $6.5 million, which compares to $5.3 million in the same period of 2002, net of intersegment eliminations. Revenue growth reflects a 20.4 percent year-over-year increase in subscribers as SureWest continued to succeed with its aggressive niche-marketing campaigns. Subscriber growth also reflects the popularity of SureWest's new prepaid plans.

    -- Wireless operating EBITDA narrowed to a loss of $1.1 million in the first quarter of 2003, a sequential improvement of 45.0 percent and a year-over-year improvement of 68.6 percent. Margin improvement reflects economies of scale from higher subscriber counts, improved churn rates and effective cost controls.

    -- DSL customers totaled 16,843 at March 31, 2003, reflecting net adds of 1,195 in the first quarter of 2003 and a 37.6 percent increase in subscribers over the same period a year ago. SureWest's industry-leading DSL penetration, 17.8 percent of primary residential lines and 12.3 percent of ILEC access lines, is driven by rapid service deployment (typically two days or less), 100 percent DSL coverage in its service area, and aggressive marketing efforts.

    -- Triple play Revenue Generating Units (RGUs) totaled 15,042, reflecting 4,663 voice, 5,131 data and 5,248 video subscribers, as SureWest Broadband's market-leading digital bundle experienced high unit adoption rates in the Sacramento market. RGUs totaled 12,959 for the fourth quarter of 2002 and 11,923 in the third quarter of 2002 when SureWest launched triple play service. Churn was 1.4 percent in the first quarter of 2003, slightly lower than fourth-quarter 2002 churn of 1.5 percent.

    Consolidated capital expenditures related to operations totaled $11.3 million in the first quarter of 2003, compared to $10.8 million in the first quarter of 2002. Capital expenditures for the remainder of 2003 are expected to total about $50 million, including approximately $21 million for triple-play capital expenditures. Cash and equivalents at March 31, 2003, were $69.8 million. Long-term debt, excluding the current portion at March 31, 2003, totaled $96.4 million. Cash and debt levels reflect SureWest's recently completed $60 million institutional placement of its 4.74 percent ten-year notes. The company believes that its cash and cash equivalents and funds from future operations will fully fund current plans for its emerging businesses.
    SureWest paid $3.6 million in dividends in the first quarter of 2003, representing a quarterly payment of $0.25 per share. SureWest paid total dividends of $1.00 per share in 2002.

    Non-GAAP Financial Measures

    EBITDA is not a generally accepted accounting principle (GAAP) financial measure, and should be considered in addition to, and not as a substitute for or superior to, either net income determined in accordance with GAAP as an indicator of financial performance, nor cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. SureWest believes that EBITDA is an appropriate measure because it permits greater comparability of the company's financial results against historical results and it is useful, particularly in the telecommunications sector, in helping investors assess the results of the Company's operations. Management uses EBITDA as an important indicator for planning and forecasting in future periods. A reconciliation of operating EBITDA to operating income, the most directly comparable GAAP measure, is provided in the table entitled "Operating EBITDA Reconciliation."

    Conference call and Webcast

    SureWest Communications will provide details about its results and business strategy, including the development of its emerging services on a conference call on Thursday, May 1, 2003 at 11:00 a.m., EDT. A simultaneous live webcast of the call will be available at www.surewest.com/investor and will be archived shortly after the conclusion of the call for replay through the first quarter of 2004. Additionally, a telephone replay of the call will be available through Monday, May 5, 2003 by calling 1-888/203-1112 and entering passcode 465089.

    About SureWest Communications

    With nearly 90 years in Northern California, SureWest Communications and its family of companies represent an integrated network of highly reliable advanced communications products and services with the highest standards of customer care. Founded as Roseville Telephone Company, the company has expanded to provide digital cable TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories. For more information, visit the SureWest web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.
    Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.


                       SUREWEST COMMUNICATIONS
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)
           (Amounts in thousands, except per share amounts)


                                         Quarter Ended  Quarter Ended
                                         March 31, 2003 March 31, 2002
                                         -------------- --------------
Operating Revenues:
  Local service                                $14,996        $16,514
  Network access service                        13,417         13,302
  Directory advertising                          3,838          3,738
  Long distance service                          1,253          1,327
  Wireless service                               6,503          5,326
  Internet service                               3,714          1,338
  Residential broadband service                  1,867              -
  Business broadband service                       750            451
  Other                                          1,091          1,455
                                         -------------- --------------
    Total operating revenues                    47,429         43,451

Operating expenses:
  Cost of services and products                 14,705         14,019
  Customer operations and selling                8,682          8,116
  General and administrative                     9,750          5,740
  Depreciation and amortization                 12,387         10,447
                                         -------------- --------------
    Total operating expenses                    45,524         38,322
                                         -------------- --------------
Income from operations                           1,905          5,129

Other income (expense)
  Interest income                                   83            203
  Interest expense                                (832)          (362)
  Gain on sale of alarm monitoring
   assets                                            -          4,436
  Other, net                                       (27)           (26)
                                         -------------- --------------
    Total other income (expense), net             (776)         4,251
                                         -------------- --------------
Income before income taxes                       1,129          9,380
Income taxes                                       454          3,771
                                         -------------- --------------
Net income                                        $675         $5,609
                                         ============== ==============

Basic and diluted earnings per share (1)         $0.05          $0.37
                                         ============== ==============

Cash dividends per share (2)                     $0.25          $0.25
                                         ============== ==============

Shares of common stock used to calculate
 earnings per share                             14,521         15,072

(1) Shares used in the computation of basic earnings per share are based on the weighted average number of common shares outstanding, excluding unvested restricted common shares. Shares used in the computation of diluted earnings per share are based on the weighted average number of common and other potentially dilutive securities outstanding in each period.

(2) Cash dividends per share are based on the actual dividends per share, as declared by the Company's Board of Directors.




                       SUREWEST COMMUNICATIONS
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                        (Amounts in thousands)


                                              March 31,   December 31,
                                                2003         2002
                                             ------------ ------------
ASSETS
  Current assets:
    Cash and cash equivalents                    $63,807      $20,385
    Short-term investments                         5,976            -
    Accounts receivable, net                      20,553       19,747
    Refundable income tax                          8,209        6,868
    Inventories                                    5,280        4,649
    Deferred directory costs                       4,157        3,657
    Prepaid expenses and other current assets      1,887        2,325
                                             ------------ ------------
      Total current assets                       109,869       57,631

  Property, plant and equipment, net             319,127      320,261

  Intangible and other assets:
    Wireless licenses, net                        13,566       13,566
    Goodwill                                       2,171        2,171
    Intangible asset relating to pension
     plans                                         1,507        1,507
    Intangible asset relating to favorable
     operating leases, net                         1,211        1,260
    Deferred charges and other assets                752          343
                                             ------------ ------------
                                                  19,207       18,847
                                             ------------ ------------
                                                $448,203     $396,739
                                             ============ ============


LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Current portion of long-term debt             $5,243       $5,779
    Current portion of capital lease
     obligations                                     319          309
    Accounts payable and other accrued
     liabilities                                   8,124        7,112
    Estimated shareable earnings obligations      11,228        9,350
    Advance billings and deferred revenues         9,858        8,142
    Accrued pension benefits                       7,462        5,613
    Accrued compensation                           6,199        4,902
                                             ------------ ------------
      Total current liabilities                   48,433       41,207

    Short-term borrowings refinanced on a
     long-term basis                                   -       15,000
    Long-term debt                                96,364       36,364
    Long-term capital lease obligations              527          607
    Deferred income taxes                         29,416       26,552
    Other liabilities and deferred revenues        7,350        8,004
    Commitments and contingencies

  Shareholders' equity:
    Common stock, without par value;  100,000
     shares authorized, 14,537 and 14,529
     shares issued and outstanding at March
     31, 2003 and December 31, 2002,
     respectively                                158,782      158,567
    Deferred stock-based compensation               (263)        (116)
    Accumulated other comprehensive loss          (1,637)      (1,637)
    Retained earnings                            109,231      112,191
                                             ------------ ------------
      Total shareholders' equity                 266,113      269,005
                                             ------------ ------------
                                                $448,203     $396,739
                                             ============ ============




                   OPERATING EBITDA RECONCILIATION
                             (Unaudited)
           (Amounts in thousands, except per share amounts)


                                Quarter Ended Mar 31, 2003

                      Telecom Broadband  Wireless  Interseg    Consol

Total Operating
 Revenue              $40,118    $6,859    $6,659   ($6,207)  $47,429

Total Operating
 Expense               21,475    10,155     7,714   ($6,207)  $33,137

Depreciation &
 Amortization          $7,759      $849    $3,779         -   $12,387
                     --------- --------- --------- --------- ---------

Operating Income       10,884    (4,145)   (4,834)        -    $1,905

Add-back Deprec. &
 Amort.                $7,759      $849    $3,779         -   $12,387
                     --------- --------- --------- --------- ---------

Operating EBITDA      $18,643   ($3,296)  ($1,055)        -   $14,292
                     --------- --------- --------- ========= =========


                                Quarter Ended Mar 31, 2002

                      Telecom Broadband  Wireless  Interseg    Consol

Total Operating
 Revenue              $40,266    $1,835    $5,418   ($4,068)  $43,451

Total Operating
 Expense               20,325     2,739     8,880   ($4,068)  $27,876

Depreciation &
 Amortization          $6,586      $267    $3,594         -   $10,447
                     --------- --------- --------- --------- ---------

Operating Income       13,355    (1,171)   (7,056)        -    $5,128

Add-back Deprec. &
 Amort.                $6,586      $267    $3,594         -   $10,447
                     --------- --------- --------- --------- ---------

Operating EBITDA      $19,941     ($904)  ($3,462)        -   $15,575
                     --------- --------- --------- ========= =========




                      SELECTED OPERATING METRICS


                                    As of and for the three mos. ended

                                      Mar 31,      Mar 31,      Pct
                                       2003         2002       Change
                                    ------------ ------------ --------
TELECOM
ILEC access lines                       136,959      135,026      1.4%
ILEC voice-grade equivalents            403,715      292,891     37.8%
ILEC fiber strand miles                  30,536       28,955      5.5%
DSL subscribers                          16,843       12,245     37.6%
Long distance lines                      40,438       36,127     11.9%
Long distance penetration                 29.53%       26.76%    10.4%

WIRELESS
Subscribers                              42,925       35,649     20.4%
Average subscribers                      41,487       33,773     22.8%
POPs                                  3,300,000    3,300,000        -
POPs covered                          2,756,116    2,358,956     16.8%
Net contract additions                    1,072        3,231    -66.8%
Net non-contract additions                1,399          769     81.9%
Contract churn (1)                         3.23%        3.53%    -8.5%
ARPU(2)                                  $48.15       $46.63      3.3%

BROADBAND
CLEC voice-grade equivalents            120,144       17,745      N/A
CLEC fiber strand miles                  23,433       19,323     21.3%
ISP and custom data subscribers          21,675       16,000     35.5%


                                    As of and for the three mos. ended

                                      Mar 31,      Dec 31,      Pct
                                       2003         2002       Change
                                    ------------ ------------ --------
Sequential data (preceding quarter)
Triple play homes passed                 45,000       42,000      7.1%
Triple play marketable homes             28,300       28,000      1.1%
Triple play unique subscribers            6,412        5,650     13.5%
Revenue-generating units (RGUs) (3)      15,042       12,959     16.1%
Marketable homes penetration               22.7%        20.2%    12.3%
Triple play ARPU (4)                    $103.25      $104.12     -0.8%
Triple play churn                           1.4%         1.5%    -6.7%


(1) Monthly turnover in contract customers.
(2) Wireless average monthly revenue per subscriber is monthly revenue excluding equipment and insurance revenues.
(3) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data customers, not counting additional units.
(4) Average revenue per subscriber (ARPU) per month.

    CONTACT: SureWest Communications
             Tim Quast, 916/786-1799
             t.quast@surewest.com